Exhibit 21.1

SUBSIDIARIES OF TOTAL SYSTEM SERVICES, INC.

Ownership Percentage	Name			Place of Incorporation
100%	Columbus Depot Equipment Company			Georgia
	99%	TSYS Merchant Solutions, LLC (1)		Delaware
100%	TSYS Canada, Inc.			Georgia
100%	TSYS Managed Services Canada, Inc.			Ontario
100%	TSYS U.S. Holdings, Inc.			Georgia
	100%	ProPay, Inc.		Utah
		100%	ProPay Financial Solutions Canada, Inc.	Utah
		100%	ProPay Global, Ltd.	England and Wales
	75%	Central Payment Co., LLC		Delaware
		100%	Central Payment Deployment, Inc.	Delaware
100%	Columbus Productions, Inc.			Georgia
100%	TSYS Advisors, Inc.			Georgia
100%	TSYS Servicos de Transacoes Eletronicas Ltda (2)			Brazil
100%	TSYS International Management Limited (3)			England
	100%	Total System Services Processing Europe Limited		England
	100%	TSYS Europe (Netherlands) B.V.		Netherlands
	100%	TSYS Europe (Spain) S.L.		Spain
	100%	TSYS Europe (Deutschland) GmBH		Germany
	100%	TSYS Europe (Italia) S.r.l		Italy
	100%	TSYS Card Tech Limited		England
	100%	TSYS Card Tech Services Limited		Cyprus
		100%	TSYS Card Tech Services (Malaysia) Limited	Malaysia
		100%	TSYS Card Tech Services India Private Limited (4)	India
		100%	TSYS – Rus L.L.C.	Russia
	55%	TSYS Managed Services EMEA Limited		England
		100%	TSYS Managed Services EMEA B.V.	Netherlands
		100%	TSYS Managed Services EMEA (Netherlands) B.V.	Netherlands
100%	TSYS Acquiring Solutions, L.L.C.			Delaware
	100%	Infonox Software Private Limited (2)		India
100%	NetSpend Holdings, Inc.			Delaware
	100%	NetSpend Corporation		Delaware
	100%	Skylight Acquisition I, Inc.		Delaware
		100%	Skylight Financial, Inc.	Delaware
49%	Total System Services de Mexico, S.A. de C.V.			Mexico
49%	TSYS Servicios Corporativos, S.A. de C.V.			Mexico
44.56%	China Unionpay Data Services Company Limited			China

(1)	1% is owned by TSYS U.S. Holdings, Inc.
(2)	Less than .1% is owned by Columbus Depot Equipment Company.
(3)	10% is owned by Columbus Depot Equipment Company.
(4)	Less than .1% is owned by TSYS Card Tech Services (Malaysia) Limited.